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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of American Express Credit Corporation (the "Company") relating to $1,500,000,000 principal amount of debt securities and warrants to purchase debt securities, the Post-Effective Amendment to Registration Statement No. 33-62797 relating to $1,000,000,000 principal amount of debt securities and warrants to purchase debt securities and the Post-Effective Amendment to Registration Statement No. 33-47497 relating to $10,297,000 principal amount of debt securities and warrants to purchase debt securities. We also consent to the incorporation by reference therein of our report dated February 7, 1997 with respect to the consolidated financial statements and schedules of the Company, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

Ernst & Young LLP

New York, New York
October 16, 1997